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                                                                      EXHIBIT 21
                                                                      ----------

                                SUBSIDIARIES OF
                           TOMMY HILFIGER CORPORATION


                                               State or Other Jurisdiction
Name of Subsidiary                           of Incorporation or Organization
------------------                           --------------------------------

Tommy Hilfiger U.S.A., Inc.                          Delaware
Tommy Hilfiger Wholesale, Inc.                       California
Tomcan Investments Inc.                              Delaware
Tommy Hilfiger Canada Inc.                           Canada
Tommy Hilfiger Canada Retail Inc.                    Canada
Tommy Hilfiger Canada Sales Inc.                     Canada
Tommy Hilfiger Retail, Inc.                          Delaware
TH Retail, LLC                                       Delaware
Tommy Hilfiger Retail (UK) Company                   United Kingdom
Tommy Hilfiger Licensing, Inc.                       Delaware
Tommy Hilfiger Hungary Ltd.                          Hungary
Tommy Hilfiger 485 Fifth, Inc.                       Delaware
Tommy.com, Inc.                                      Delaware
Tommy Hilfiger E-Services, Inc.                      Delaware
Tommy Hilfiger (Eastern Hemisphere) Limited          British Virgin Islands
Tommy Hilfiger (India) Limited                       British Virgin Islands
New Bauhinia Limited                                 British Virgin Islands
Tommy Hilfiger (HK) Limited                          Hong Kong
Wellrose Limited                                     Hong Kong
THHK Womenswear Limited                              Hong Kong
THHK Jeanswear Limited                               Hong Kong
THHK Menswear Limited                                Hong Kong
THHK Junior Sportswear Limited                       Hong Kong
THHK Childrenswear Limited                           Hong Kong
Tommy.com Holdings Limited                           British Virgin Islands